UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

Knight-Ridder, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, Suite 1500, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 938-7700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	See disclosure under Item 8.01.

(c)	See disclosure under Item 8.01.

Item 8.01. Other Events.

On November 8, 2004, the Company issued a press release announcing that Art Brisbane, currently President and Publisher of The Kansas City Star, and Hilary Schneider, currently President and Chief Executive Officer of Knight Ridder Digital, the Company’s Internet operation, will become senior vice presidents of the Company. The Company also announced that Steve Rossi, currently President of the Newspaper Division, will become Senior Vice President and Chief Financial Officer of the Company. Mr. Rossi, age 56, has served as President of the Newspaper Division since 2001. Prior to that, he served as Senior Vice President/Operations of the Company from 1998 to 2001 and Executive Vice President and General Manager of Philadelphia Newspapers, Inc. from 1992 to 1998. Gary Effren, currently Senior Vice President/Finance and Chief Financial Officer, will become the Vice President/Finance of the Company. These changes will be effective January 1, 2005. A copy of the Company’s press release is attached to this Report on Form 8-K as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of Knight-Ridder, Inc. dated November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KNIGHT-RIDDER, INC.

By:	/s/ Carlos Abaunza
Carlos Abaunza
Vice President and Controller

Date: November 12, 2004

EXHIBIT INDEX

Exhibit Number	Name
99.1	Press release of Knight-Ridder, Inc. dated November 8, 2004.